Exhibit 10.41.1

AMENDMENT TO ISSUING AND PAYING AGENCY AGREEMENT

WHEREAS,             (the “Issuer”), and JPMorgan Chase Bank, National Association (the “Issuing and Paying Agent”) have entered into that certain Issuing and Paying Agency Agreement dated as of June 27, 2007 (the “Agreement”);

WHEREAS, pursuant to Section III (C) of the DTC Operational Arrangements and the DTC Notice dated September 11, 2007 (collectively, the “DTC Rules”), all issuers must remit all payment obligations due to the Issuing and Paying Agents or intermediaries by 1:00 p.m. ET on the payable date; and

WHEREAS, the parties desire to amend the agreement to comply with the DTC Rules;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Terms used in this Amendment but not otherwise defined herein shall be as defined in the Agreement. In the event of any inconsistency between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall prevail.

2. Notwithstanding anything to the contrary in the Agreement, the parties hereby agree that the Issuer shall remit all payment obligations due to the Issuing and Paying Agent by 1:00 p.m. ET on all payment dates.

3. Except as amended hereby the Agreement remains unchanged and in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized persons on this             day of             , 2009.

[Name of Issuer]	JPMorgan Chase Bank, National Association

Signature	Signature

Name	Name

Title	Title

Date	Date